Prospectus Supplement No. 22


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

Selling Security Holder            Principal Amount of Debentures
-----------------------            ------------------------------

     The Hotel Union -                                 $45,000
        ILWU Pension Trust
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Equitable Life Assurance                          $1,165,000
        Separate Account Convertibles
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Memphis Light, Water & Gas Retirement Fund          $460,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Hotel Union & Industry of Hawaii                $150,000
     c/o Susan Olifiers,
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Columbia / HCA Money Purchase Plan                $345,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     The Frist Foundation                              $120,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Equitable Life Assurance                          $ 80,000
         Separate Account Balanced
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Balanced Account               $465,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Growth Investors               $370,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105

     Hudson River Trust Growth  & Income Account       $290,000
     c/o Susan Olifiers
     Alliance Capital Management
     1345 Avenue of the Americas, 40th Floor
     New York, New York 10105


       The date of this Prospectus Supplement is May 30, 1997.